EXHIBIT 4.11

                                                     Project No. BIF02806

                                             [LOGO] AusIndustry(TM)
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   Industry
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   Research and
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   Development
--------------------                    Biotechnology Innovation Fund

--------------------                    Grant Deed
   Board
--------------------                    Dated: 25 August 2003
                                        ========================================

BETWEEN

The Industry Research and
Development Board on behalf of
the Commonwealth of Australia

     - ABN 51 835 430 479 001

     - postal address                   Manager
                                        Biotechnology Innovation Fund Program
                                        AusIndustry
                                        GPO BOX 9839
                                        CANBERRA CITY ACT 2601

AND

The Grantee

                                        Prana Biotechnology Limited
     - ABN                              37080699065
     - ACN                              080 699 065
     - postal address                   P.O. Box 46
                                        ARMADALE VIC 3143
                                        Level 1
     - business address                 100 Dorcas Street
                                        South Melbourne VIC 3205


Biotechnology Innovation Fund Grant Deed                                  Page 1
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section

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                               Table of contents

Clause                                                                      Page

1      Interpretation                                                         3

2      Warranties                                                             5

3      Payment of Grant                                                       7

4      Conduct of Project                                                     8

5      Evaluation                                                            11

6      Commercialisation                                                     11

7      Other Financial Assistance                                            11

8      Acquittal of Grant                                                    12

9      Termination                                                           12

10     No Dealing With Grantee's rights                                      13

11     Acknowledgment and Public Statements                                  13

12     Regulatory and ethical approvals                                      13

13     Changes to the law or government policy                               14

14     Goods and Services tax                                                15

15     Notices                                                               16

16     General                                                               16

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The Schedule


Biotechnology Innovation Fund Grant Deed                                  Page 2
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section

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Operative provisions

1     Interpretation
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      1.1   Unless the contrary intention appears:

            Application means the application submitted by the Grantee in relation to the Project referred to in item 2 of the schedule;

            Biotechnology means biotechnology of a kind set out in a Guideline or Determination;

            Biotechnology Innovation Fund means the merit-based program designed to encourage Australian industry to commercialise promising biotechnology developed in Australia and to assist in attracting private sector investments in biotechnology;

            Board means the Industry, Research and Development Board established by section 6 of the Industry Research and Development Act 1986;

            Business Day means a day other than a Saturday, Sunday or Public Holiday in the Australian Capital Territory;

            Budget has the meaning given in clause 4.12, and Budgeted has a corresponding meaning;

            Commencement Date means the commencement date for the Project set out in item 3(a) of the schedule;

            Completion Date means the completion date for the Project set out in item 3(b) of the schedule;

            Control has the meaning given by section 50AA of the Corporations Act 2001;

            Deal With means:

            (a) sell, transfer, novate, declare a trust over, grant or create an Encumbrance or otherwise dispose of or procure or effect the disposal of, any interest or right; or

            (b) effect a change in the beneficial interest in or beneficial unit holding under a trust which has an interest or right;

            Department means the Department of Industry Tourism and Resources or any successor;

            Determination means a determination of the Board under the Directions;

            Directions means the Biotechnology Innovation Fund Directions No. 1 of 2002,

            Eligible Expenditure means expenditure determined by the Commonwealth to be expenditure on the Project that is:


Biotechnology Innovation Fund Grant Deed                                  Page 3
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Author: Biotechnology Innovation Fund Program Section

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            (a)   eligible expenditure under the Directions;

            (b)   incurred in the Project Period, and

            (c) paid for by the Grantee no later than three months after the Completion Date;

            Encumbrance means a security interest or any other legal or equitable interest or right which is either imposed by law or which is given to any person, over property or rights under a contract;

            Floating Charge has the meaning given by section 9 of the Corporations Act 2001;

            Financial Year means the 12 month period beginning 1 July of one year and ending 30 June of the following year.

            Gene Technology Regulator means the Gene Technology Regulator established by section 26 of the Gene Technology Act 2000;

            Grant means the amount set out in item 4 of the schedule;

            Grant Percentage means the percentage of Eligible Expenditure to be paid to the Grantee as the Grant, as set out in item 5 of the schedule;

            GST has the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999;

            Guideline means a Guideline under the Directions;

            Input tax credit has the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999;

            Insolvent means being an insolvent under administration or insolvent (each as defined in the Corporations Act 2001), or having a controller (as defined in the Corporations Act) appointed, or being in receivership, in receivership and management, in liquidation, in provisional liquidation, under administration, wound up, subject to any arrangement, assignment or composition, protected from creditors under any statute, dissolved (other than to carry out a reconstruction while solvent) or being otherwise unable to pay debts when they fall due or having something with the same or a similar effect happen under the laws of any jurisdiction.

            Intellectual Property means all statutory and other proprietary rights in respect of trade marks, patents, circuit layouts, copyrights, designs, moral rights, confidential information, expertise, knowledge, skills, techniques, methods, procedures, ideas and concepts, plant varieties and all other rights with respect to intellectual property as defined in Article 2 of the July 1967 Convention Establishing the World Intellectual Property Organisation;

            National Health and Medical Research Council means the National Health and Medical Research Council established by section 6 of the National Health and Medical Research Council Act 1992;


Biotechnology Innovation Fund Grant Deed                                  Page 4
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section
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            Performance Milestone means a performance milestone sat out in item
            8 of the schedule;

            Planned Outcomes means the planned outcomes set out in item 7 of the schedule;

            Program Funding means the funding made available by the Parliament of the Commonwealth of Australia for the Biotechnology Innovation Fund in any given Financial Year, being the funding specified in the Portfolio Budget Statement (as varied by any Portfolio Additional Estimates Statement) for that year.

            Project means the project described in items 1, 7 and 8 of the schedule;

            Project Intellectual Property means Intellectual Property created in the course of the Project including improvements, inventions and discoveries arising out of the conduct of the Project;

            Project Period, means the period beginning on the Commencement Date and ending on the Completion Date;

            Proof of Concept means work or activities, necessary to establish the commercial and technical viability of a process or product, of a kind set out in a Guideline or Determination;

            Quarter means the period 1 July to 30 September, 1 October to 31 December, 1 January to 31 March or 1 April to 30 June in a Financial Year; and

            Retention Amount means the retention amount set out in item 6 of the schedule.

      1.2   Unless the contrary intention appears:

            (a) a person includes a firm, a body corporate, an unincorporated association or an authority;

            (b)   the singular includes the plural and vice versa; and

            (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments made under it and consolidations, amendments, re-enactments or replacements of any of them.

      1.3 Headings are inserted for convenience of reference only and are not to be used in the interpretation of this deed.

2     Warranties
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      2.1   The Grantee warrants that as at the date of this deed and on each day during the term of this deed:

            (a) all information that the Grantee provides to the Commonwealth, including the Application, from time to time is true and correct;


Biotechnology Innovation Fund Grant Deed                                  Page 5
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Author: Biotechnology Innovation Fund Program Section
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            (b)   the Grantee is registered for GST purposes pursuant to the A
                  New Tax System (Goods and Services Tax) Act 1999 with the Australian Business Number set out in the front page of this deed;

            (c)   the Project is for:

                  (i)   the commercialisation of Biotechnology; and

                  (ii)  the Proof of Concept stage of development;

            (d) the Grantee does not have any interests or obligations that conflict with its interests or obligations under this deed;

            (e) the Grantee has and will have, at all times, the Intellectual Property rights and technical information, including designs, specifications, data, drawings, plans, reports, models, prototypes and other things, necessary to carry out the Project and to commercialise the Project's outcome;

            (f) the Grantee is not aware of any circumstances which adversely affect or might adversely affect the Grantee's ability to fulfil its obligations under this deed; and

            (g) when conducting research using genetic material from humans (including human embryos, stem cells and all other human organs, tissues and cells), animals or plants, and/or undertaking projects involving experimentation in humans (including human embryos, stem cells and all other human organs, tissues and cells) or animals, the Grantee will ensure that those activities:

                  (i) will have received formal prior approval by a qualified regulatory body(s) or committee(s) as complying with all relevant ethics codes and guidelines adopted by the National Health and Medical Research Council, the office of the Gene Technology Regulator and all other relevant regulatory agencies operating in Australia and any other place in which the research will be conducted, that are applicable during the Project Period; and,

                  (ii) will comply with all relevant legal requirements of the Commonwealth and any State or Territory of Australia, and of any other place in which the research will be conducted, that are applicable during the Project Period.

      2.2 If the Grantee becomes aware of a breach of warranty, the Grantee must immediately notify the Commonwealth of that breach.

      2.3 The Commonwealth warrants that as at the date of this deed, and on each day during the term of this deed, the Department is registered for GST purposes pursuant to the A New Tax System (Goods and Services Tax) Act 1999 with the Australian Business Number set out in the front page of this deed.


Biotechnology Innovation Fund Grant Deed                                  Page 6
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Author: Biotechnology Innovation Fund Program Section
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3     Payment of Grant
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      3.1   The Commonwealth must make payments of the Grant to the Grantee in accordance with item 10 of the schedule subject to the Commonwealth having sufficient Program Funding available at the time a payment is due to be made to the Grantee, and the other terms of this deed.

      3.2 The Grantee must submit a payment request for each payment. The payment request must be in the form of the Report 1 - Payment Request Report, a subsequent payment request report or a progress report in accordance with item 10 of the schedule.

      3.3 A payment will be made by electronic transfer to the bank account nominated by the Grantee, within 30 days of receipt of the relevant report.

Amount of payments

      3.4 Subject to clause 3.7, each payment (except the second-last payment) will be for an amount determined by the Commonwealth using the formula:

                    Payment = Grant Percentage x (A + E) - P

            Where:

            A = actual Eligible Expenditure incurred before the Quarter in which the payment request is made

            E = estimated Eligible Expenditure for the Quarter in which the payment request is made

            P =  payments already made by the Commonwealth under this deed.

Second-last payment and Retention Amount

      3.5 Subject to clause 3.7, the second-last payment will be for an amount calculated in accordance with clause 3.4 less the Retention Amount.

      3.6 The Commonwealth will pay the Retention Amount within 30 days of the Commonwealth being satisfied that the Grantee has completed the Project, provided all reports and otherwise complied with this deed.

Application of payment formula

      3.7 The Commonwealth may in its absolute discretion determine the amount of a payment other than by applying the formula set out in clause 3.4, if the amount so calculated would result in the Grantee receiving in total during a Financial Year more than the amount specified in item 4A of the schedule for that year.

Maximum Commonwealth liability

      3.8 The maximum amount the Commonwealth liable to pay to the Grantee under this deed:


Biotechnology Innovation Fund Grant Deed                                  Page 7
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      (a)   in any given Financial Year - is the amount specified in item 4A of the schedule for that year; and

      (b)   in respect of the Project - is the lesser of:

                  (i)   the Grant; or

                  (ii) the Grant Percentage of total Eligible Expenditure incurred by the Grantee on the Project.

Commonwealth rights

      3.9 Notwithstanding any other clause in this deed, the Commonwealth is not obliged to make a payment under clause 3.1:

            (a)   if, in the reasonable opinion of the Commonwealth:

                  (i) the Grantee has not demonstrated satisfactory progress and expenditure on the Project in accordance with the deed; or

                  (ii) the Grantee has not complied with all its obligations under this deed; or

            (b)   if the Grantee becomes Insolvent; or

            (c) after the Commonwealth has become entitled to terminate the deed.

      3.10 In the last quarter of a Financial Year, the Commonwealth may defer a payment otherwise due in that quarter to the next Financial Year if, in the Commonwealth's opinion, insufficient Program Funding may be available to meet that commitment in the first mentioned Financial Year.

      3.11 The Commonwealth's determination as to whether expenditure on the Project is Eligible Expenditure is final and binding on the Grantee.

4     Conduct of Project
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The Grant to be applied only to Eligible Expenditure

      4.1   The Grantee must only use the Grant to pay for Eligible Expenditure.

Matching Funding

      4.2 The Grantee must contribute matching funding which, together with payments made by the Commonwealth under this deed, is sufficient to pay for all Eligible Expenditure. Matching funding must not include:

            (a) funding obtained by the Grantee under a program administered by the Board or the Department, except under:

                  (i) the Innovation Investment Fund program administered by the Board under directions given under sections 19 and 20 of the Industry Research and Development Act 1986; or


Biotechnology Innovation Fund Grant Deed                                  Page 8
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Author: Biotechnology Innovation Fund Program Section
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                  (ii)  the Pooled Development Funds scheme established under the Pooled Development Funds Act 1992;

            (b) funding of a kind that a Guideline or a Determination states is not to be regarded as matching funding; or

            (c)   non-financial (in-kind) assistance.

      4.3 If the Grantee is or may be unable to comply with clause 4.2 it must immediately notify the Commonwealth.

      4.4 If the Commonwealth considers in its absolute discretion that the Grantee is or may be unable to comply with clause 4.2, the Commonwealth may terminate this deed under clause 9.1.

Project performance

      4.5 The Grantee must conduct the Project in accordance with the schedule and otherwise in accordance with this deed and any applicable law of the Commonwealth or any State or Territory of Australia.

      4.6 If the Grantee does not or is unlikely to achieve a Performance Milestone by the due date set out in item 8 of the schedule the Grantee must immediately notify the Commonwealth.

      4.7 When notifying the Commonwealth under clause 4.6, the Grantee must specify:

            (a) why the Performance Milestone was not or is unlikely to be achieved by the due date;

            (b) a proposal demonstrating how the Planned Outcomes of the Project will be achieved;

            (c)   the planned date for achievement of the Performance Milestone;

            (d)   the expected effect the delay will have on Project; and

            (e) changes to Grantee personnel, if any, having an impact on the matters reported under paragraphs (a) to (d).

      4.8 If the Commonwealth considers in its absolute discretion that the failure by the Grantee to achieve a Performance Milestone may compromise the capacity of the Grantee to achieve the Planned Outcomes for the Project the Commonwealth may terminate this deed in accordance with clause 9.1.

Reporting

      4.9 The Grantee must give the Commonwealth reports, in form and content satisfactory to the Commonwealth, as set out in item 10 of the schedule.

      4.10 The Commonwealth may require the Grantee to have a report audited by a member of the Institute of Chartered Accountants, a member of CPA Australia or a Public Practice Certified Member of the National Institute of


Biotechnology Innovation Fund Grant Deed                                  Page 9
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            Accountants, not being an employee, shareholder, director or other officeholder of the Grantee.

      4.11 If the form or content of a report is not satisfactory to the Commonwealth, the Commonwealth may by notice to the Grantee require the Grantee to submit a revised report satisfactory to the Commonwealth within 30 days of receipt of the notice.

Budget

      4.12 The parties acknowledge and agree that the budget of total planned Eligible Expenditure for the Project (by Financial Year) ("Budget") is set out in item 9 of the schedule. The Commonwealth will use this Budget for planning and administration purposes related to the Biotechnology Innovation Fund.

Variations

      4.13 The Grantee may change its work methods and incur Eligible Expenditure as it considers reasonably necesssary to undertake and complete the Project provided it does not materially change the Project.

      4.14 If the Grantee wishes to alter a Performance Milestone or the Budget, otherwise materially change the Project, or there is any breach or likely breach of this deed, the Grantee must immediately request the Commonwealth's consent to a variation of this deed.

      4.15 A request under clause 4.14 must include a proposal demonstrating how the Planned Outcomes of the Project will be achieved.

Records to be kept

      4.16 The Grantee must keep to the Commonwealth's satisfaction all records (including original receipts and invoices) relating to the conduct and management of the Project and commercialisation of its outcomes, necessary to provide a complete, detailed record and explanation of:

            (a)   expenditure by the Grantee on the Project;

            (b)   the conduct of the Project and its commercialisation;

            (c) any amounts of GST paid by the Grantee in respect of any supply made to the Commonwealth under this deed; and

            (d) any other records relating to the Project which are required by the Commonwealth such as the regulatory and ethical approvals addressed in clause 12.

      4.17 Those records must be retained by the Grantee during the Project and for 5 years after the Completion Date.

Inspection and audit

      4.18 The Commonwealth or its auditor may at reasonable times and on reasonable notice enter the Grantee's premises and inspect the records kept by the


Biotechnology Innovation Fund Grant Deed                                 Page 10
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            Grantee, and the progress of the Project, to review the Grantee's compliance with this deed.

      4.19 The Grantee must give the Commonwealth and its auditor all necessary facilities and assistance to enable them to conduct a review under clause 4.18.

      4.20 The Commonwealth or its auditor may take copies of any records (books, documents, invoices, receipts and any other papers) that the Commonwealth or the auditor considers relevant to the Project.

Affirmative Action

      4.21 The Grantee must comply with its obligations, if any, under the Equal Opportunity for Women in the Workplace Act 1999.

5     Evaluation
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      5.1   The Grantee must cooperate in any evaluation of the Biotechnology
            Innovation Fund by the Commonwealth.

      5.2 The Grantee must, if requested by the Commonwealth, provide information and completed survey forms relating to the Project and the Biotechnology Innovation Fund during the Project and for 5 years after the Completion Date.

      5.3 The Grantee must comply with a request under clause 5.2 within 28 days of receiving the request.

6     Commercialisation
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      6.1   The Grantee must use its best endeavours to exploit the results of the Project on normal commercial terms and otherwise in a manner that will be for the benefit of the Australian economy within a reasonable time of completion of the Project.

      6.2 If, at any time, the Commonwealth is of the opinion that the results of the Project are not being exploited on normal commercial terms or otherwise in a manner that will be for the benefit of the Australian economy, the Commonwealth may by notice to the Grantee require the Grantee to repay some or all of the Grant within 28 days of receipt of the notice.

      6.3 For the purposes of this clause 6, result means a result that is capable of being exploited.

7     Other Financial Assistance
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      7.1   The Grantee must immediately give the Commonwealth details of any financial assistance the Project receives from another Commonwealth, State or Territory government source (other than matching funding described in the Application).

      7.2 After taking into account that other financial assistance, the Commonwealth may reduce the Grant by an amount if the Commonwealth considers that the


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            Project can proceed (or could have proceeded) satisfactorily without that amount.

8     Acquittal of Grant
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      8.1   If at any time the total amount paid to the Grantee under this deed exceeds:

            (a)   the Grant; or

            (b) the Grant Percentage of total Eligible Expenditure incurred to date and proposed to be incurred by the Grantee by the end of the current Quarter,

            the Grantee must immediately notify the Commonwealth and repay the amount of the excess to the Commonwealth.

      8.2 If the Grantee expends any amount of the Grant other than in accordance with this deed:

            (a) the Grantee must immediately notify the Commonwealth and repay that amount to the Commonwealth; and

            (b) the Commonwealth may by notice require the Grantee to repay all or some of the Grant within 28 days of the notice.

9     Termination
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      9.1   The Commonwealth may terminate this deed by notice to the Grantee if:

            (a) the Grantee is in breach of this deed, that breach is capable of being remedied and the Grantee fails to remedy that breach within 21 days of receipt of a notice from the Commonwealth requiring it to do so (or within any longer period specified in the notice);

            (b)   the Grantee is in breach of a warranty set out in this deed;

            (c)   the Grantee is otherwise in breach of this deed; or

            (d) the Grantee is unable, or is about to become unable, to pay all of its debts as and when they become due, or goes, or is about to go, into administration or receivership.

      9.2   On termination of this deed under clause 9.1

            (a) the Commonwealth's obligation to pay any amount of the Grant that is unpaid as at the date of termination ceases;

            (b) the Grantee must give the Commonwealth reports as required by the Commonwealth as at the date of termination; and

            (c) the Commonwealth may by notice to the Grantee require the Grantee to repay some or all of the Grant within 28 days of receipt by the Grantee of the notice.


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      9.3   The Commonwealth may not take action under clause 9.1 for a breach of this deed due to a cause or causes beyond the Grantee's reasonable control which does not continue for more than 6 weeks in the aggregate.

      9.4 This deed may be terminated at any time by the written agreement of the parties.

10    No Dealing With Grantee's rights
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      10.1  Unless expressly authorised to do so under this deed, the Grantee must not Deal With its rights under this deed or its interest in the Project Intellectual Property during the course of the Project without the prior written consent of the Commonwealth.

      10.2 A change in Control of the Grantee is taken to be Dealing With the Grantee's rights under this deed.

      10.3 If the Grantee Deals With its rights under this deed or its interest in the Project Intellectual Property during the course of the Project without the prior written consent of the Commonwealth and the Commonwealth reasonably considers that this event adversely affects or may adversely affect the objectives from time to time of the Biotechnology Innovation Fund, the Commonwealth may terminate this deed under clause 9.1.

      10.4 The Commonwealth may impose conditions (a breach of which is a breach of this deed) in giving its consent under clause 10.1, including requiring the Grantee and any other person concerned in a transaction referred to in clause 10.1 to execute all documentation as required by the Commonwealth.

      10.5 The giving of a Floating Charge over the assets and undertaking of the Grantee is not to be taken to be a breach of clause 10.1.

11    Acknowledgment and Public Statements
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      11.1  The Grantee must acknowledge the Grant and the Biotechnology
            Innovation Fund in any public statements about the Project until the Completion Date.

      11.2 The Commonwealth may publicise the awarding of the Grant at any time after it is awarded.

      11.3 The Commonwealth may include in media releases and general announcements about the Grant and in the Board's annual report:

            (a)   the name of the Grantee;

            (b)   the amount of the Grant; and

            (c)   the title and a brief description of the Project.

12    Regulation and ethical approvals
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      12.1  The Grantee must obtain and maintain any necessary legal or ethical approvals in relation to the conduct of the Project.


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      12.2  The Commonwealth may give a notice to the Grantee to obtain or restore an approval referred to in clause 12.1 within 28 days, or a further period allowed by the Commonwealth, of receipt of the notice. If the Grantee does not comply with the notice, the Commonwealth may terminate this deed under clause 9.1(c).

      12.3 The Grantee expressly acknowledges that the Commonwealth, its employees and agents may make inquiries of the National Health and Medical Research Council, the Gene Technology Regulator or any other relevant regulatory agency within the scope of the warranties in paragraph 2.l(g) of this deed in connection with whether or not the Grantee is complying with those warranties or in connection with any other matter. The Grantee acknowledges that the Commonwealth may act in reliance on any documents or information obtained as a result of those inquiries. The Grantee expressly consents to the Commonwealth, its employees and agents making those inquiries and acting in reliance on any information resulting from those inquiries.

      12.4 The Grantee must assist with any inquiry referred to in clause 12.3, including by executing any authority or other document, as reasonably required by the Commonwealth.

13    Changes to the law or government policy
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      13.1  The Grantee acknowledges that either or both of relevant laws and government policies can be amended or changed and that law and/or government policy may change during the life of this deed in a way that is inconsistent with the Commonwealth continuing support for the Project.

      13.2 If law and/or government policy changes during the life of this deed in a way that is inconsistent with the Commonwealth continuing support for the Project the Commonwealth may suspend further payments by notice to the Grantee.

      13.3 If the Commonwealth gives the Grantee a notice under clause 13.2, the Grantee may propose a variation to the Project that is consistent with law and government policy for the Commonwealth's consideration.

      13.4 If the Grantee does not propose a variation to the Project, or the Commonwealth and the Grantee are not able to agree on a variation, within 28 days of receipt of the notice under clause 13.2, or any further period allowed by the Commonwealth, the Commonwealth may terminate this deed by notice to the Grantee.

      13.5 Upon receipt of a notice of termination under clause 13.4, the Grantee must take all available steps to minimise loss resulting from the termination.

      13.6 Where there has been a termination under clause 13.4, the Commonwealth will be liable only for payment of:

            (a) an amount which, in addition to any amounts already paid to the Grantee under this deed, is equal to the Grant Percentage of Eligible Expenditure incurred by the Grantee before termination; and

            (b) reasonable costs incurred by the Grantee directly attributable to the termination.


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      13.7  The Grantee is not entitled to payment under clause 13.6 for:

            (a) compensation for loss of prospective profits, loss of opportunity or any other indirect or consequential loss; or

            (b) an amount which would, in addition to any amounts already paid to the Grantee under this deed, together exceed the Grant.

      13.8  On termination under clause 13.4:

            (a) the Commonwealth's obligation to pay any amount of the Grant that is unpaid as at the date of termination ceases; and

            (b) the Grantee must give the Commonwealth reports as required by the Commonwealth as at the date of termination.

      13.9 If as a result of the termination under clause 13.4 the Grantee is wound up, the Commonwealth may, in its absolute discretion, pay the Grantee's reasonable costs of winding up.

14    Goods and Services Tax
--------------------------------------------------------------------------------

      14.1 Unless otherwise indicated, all consideration for any supply under this deed is exclusive of any GST imposed in relation to the supply.

      14.2 If GST is imposed on any supply made by the Grantee to the Commonwealth under this deed, the Commonwealth must pay the amount imposed to the Grantee in addition to the consideration required under this deed.

      14.3 If for any reason the Commonwealth pays to the Grantee an amount under clause 14.2 which is more that the GST imposed on the supply, the Grantee must repay the excess to the Commonwealth on demand, or the Commonwealth may set-off the excess against any other amounts due to the Grantee.

      14.4 The Grantee must comply with Part VB of the Trade Practices Act 1974 in relation to any supply made to the Commonwealth under this deed.

      14.5 The Commonwealth is not liable to reimburse the Grantee for any amount in relation to which the Grantee can claim an input tax credit.

      14.6 If GST is imposed on any supply made by the Grantee to the Commonwealth under this deed in return for all or any part of the Grant, the Department may issue a 'recipient created tax invoice' to the Grantee for the supply in question and the Grantee must not issue a tax invoice for that supply.

      14.7 If for any reason the Grantee or the Department ceases to be registered for GST purposes, becomes aware of any reason why its registration may be cancelled, or ceases to satisfy any of the requirements of public ruling GSTR 2000/10, it must immediately notify the other party.

      14.8 If the Grantee is of the opinion that it is a 'government related entity' and that the Grant is 'specifically covered by an appropriation under an Australian law' for the purposes of section 9-15(3)(c) of the A New Tax System (Goods


Biotechnology Innovation Fund Grant Deed                                 Page 15
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section
            and Services Tax) Act 1999, the Grantee must immediately notify the Department and provide materials supporting that opinion.

15    Notices
--------------------------------------------------------------------------------

      15.1 Any notice, request, approval, consent or other communication to be given under this deed must be in writing and addressed and signed as the case may be, as specified in item 11 of the schedule.

      15.2 A notice, request, approval, consent or other communication must be delivered by hand, sent by prepaid post, transmitted electronically or transmitted by facsimile.

      15.3 A notice, request approval, consent or other communication will be taken to be received:

            (a)   if delivered by hand, upon delivery;

            (b) if sent by pre-paid ordinary post within Australia, upon the expiration of 2 Business Days after the date on which it was sent; and

            (c) if transmitted electronically or by facsimile, upon receipt by the sender of an electronic or facsimile acknowledgment that the communication has been properly transmitted to the recipient.

16    General
--------------------------------------------------------------------------------

      16.1  A provision of, or a right created under, this deed may not be:

            (a) waived except in writing signed by the party granting the waiver; or

            (b)   varied except in writing signed by the parties.

      16.2 This deed and the transactions contemplated by this deed are governed by the laws in force the Australian Capital Territory.

      16.3 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and courts of appeal from them for determining any dispute concerning this deed or the transactions contemplated by this deed.

      16.4 Each party waives any right it has to object to an action being brought in those courts, including claiming that the action has been brought in an in inconvenient forum or that those courts do not have jurisdiction.

      16.5 Obligations under this deed, unless otherwise stated, terminate 5 years after the Completion Date.

      16.6 The Grantee must comply with any Special Conditions set out in item 12 of the schedule. If the Special Conditions are inconsistent with the rest of this deed, the Special Conditions will prevail to the extent of the inconsistency.


Biotechnology Innovation Fund Grant Deed                                 Page 16
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section

EXECUTED as a deed

Date of deed: 25 August 2003
                                           )
Commonwealth of Australia                  )
                                           )
SIGNED for and on behalf of the            )
COMMONWEALTH OF AUSTRALIA by               )
                                           )
                                           )
         PAM O'BRIEN                       )           /s/  Pam O'Brien
-----------------------------------        )    --------------------------------
a delegate of the INDUSTRY RESEARCH        )
AND DEVELOPMENT BOARD in the               )
presence of:                               )
                                           )
                                           )
   /s/ Craig Hildebrand                    )
-----------------------------------        )
Signature of witness                       )

       CRAIG HILDEBRAND
-----------------------------------
Name of witness (block letters)


Biotechnology Innovation Fund Grant Deed                                 Page 17
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section

Grantee
The Grantee accepts the terms and
conditions of this deed.                                  [THE COMMON
                                                         SEAL OF PRANA
THE COMMON SEAL of                                 )     BIOTECHNOLOGY
                                                   )        LTD ACN
Prana Biotechnology Limited                        )      080 699 065]
                                                   )
is duly affixed by the authority of its directors  )
in the presence of                                 )     /s/ Richard Revelins
                                                   ) ---------------------------
                                                   ) Signature of Director/
/s/ Geoffrey Kempler                               ) Secretary
---------------------------------                  )
Signature of Director                              )
                                                   )     RICHARD REVELINS
                                                   ) ---------------------------
GEOFFREY KEMPLER                                   ) Name of Director/Secretary
---------------------------------                  ) (block letters)
Name of Director (block letters)                   )


Biotechnology Innovation Fund Grant Deed                                 Page 18
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section

The Schedule
--------------------------------------------------------------------------------

1   Project Title (and reference number)  BIF02806

                                          Immunotherapy for Alzheimer's disease.

2   Application made 12 February 2003

3   Project Period

    (a) Commencement Date:                1 August 2003

    (b) Completion Date:                  31 January 2005

4   Grant                                 A maximum amount of $227,252

4A  Maximum annual payments of Grant

                -------------------------------------
                Financial Year             Amount ($)

                -------------------------------------
                2003/04                    136,316

                -------------------------------------
                2004/05                     90,936

                -------------------------------------

5   Grant Percentage                                 50%

6   Retention Amount (clause 3.5)                    $11,363

7   Project Description and Planned Outcomes (clause 4)

    The aim of the project is to establish that the dityrosine cross-link in Abeta can be used as a specific target for immunotherapy in Alzheimer's Disease. The project's activities involve:

1. The development of methods for identification and preparation of specific antigens suitable for eliciting an immune response specific for oxidatively modified toxic species of Abeta.

2. Demonstration that 'active' immunisation with a dityrosine containing fragment of Abeta in an Alzheimer's Disease animal model can reduce plaque burden and Abeta accumulation.

3. Demonstration that monoclonal antibodies against the 'specific antigen' have passive immunity in mice and may be used as diagnostic reagents.


Biotechnology Innovation Fund Grant Deed                                 Page 19
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section

8   Performancc Milestones and Planned Achievement Dates (clause 4)

    ----------------------------------------------------------------------------
       Major Milestone                                      Expected Achievement
                                                            Date
    ----------------------------------------------------------------------------
    1  Six suitable Abeta fragments identified.             29 February 2004
    ----------------------------------------------------------------------------
    2  Candidate Abeta fragments ligated with the           31 July 2004
       T-cell epitope and adjuvant.
    ----------------------------------------------------------------------------
    3  Antibodies generated recognising DT-Abeta in         30 November 2004
       vitro and in PM tissue.
    ----------------------------------------------------------------------------
    4  Immune response generated in transgenic              30 November 2004
       mice.
    ----------------------------------------------------------------------------
    5  Abeta deposition prevented or reduced in             31 December 2004
       transgenic mice.
    ----------------------------------------------------------------------------
    6  Generation of monoclonal antibodies which            31 January 2005
       recognise the specific antigen.
    ----------------------------------------------------------------------------
    7  Attenuation of amyloid pathalogy in                  31 January 2005
       immunised transgenic mice.
    ----------------------------------------------------------------------------

9   Budget of Eligible Expenditure by Financial Year

                      -------------------------------------------------
                      Financial Year             Eligible Expenditure $

                      -------------------------------------------------
                      2003/04                    271,632

                      -------------------------------------------------
                      2004/05                    181,872

                      -------------------------------------------------
                      TOTAL                      454,504

                      -------------------------------------------------

10  Payments and Reports

--------------------------------------------------------------------------------
Report or Payment          Due                Reporting Period
--------------------------------------------------------------------------------
Progress Report            28 October 2003    1 August 2003 to 30 September 2003
--------------------------------------------------------------------------------
Payment request            28 January 2004    1 October 2003 to 31 December 2003
--------------------------------------------------------------------------------
Progress report            28 April 2004      1 October 2003 to 31 March 2004
--------------------------------------------------------------------------------
Payment Request            28 July 2004       1 April 2004 to 30 June 2004
--------------------------------------------------------------------------------
Progress Report            28 October 2004    1 April 2004 to 30 September 2004
--------------------------------------------------------------------------------
Payment Request            28 January 2005    1 October 2004 to 31 December 2004
--------------------------------------------------------------------------------
Find Report and Audited    1 April 2005       1 August 2003 to 31 January 2005
Financial Report
--------------------------------------------------------------------------------

*     in form and content satisfactory to the Commonwealth


Biotechnology Innovation Fund Grant Deed                                 Page 20
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section

What payment requests and reports must contain

1.    Report 1 - Payment Request Report must include:

      (a) the total of actual Eligible Expenditure incurred before the Quarter in which the initial payment request is made;

      (b) an estimate of Eligible Expenditure expected to be incurred in the Quarter in which the initial payment request is made;

      (c) a declaration by the Grantee that it is not aware of any reason the Commonwealth would be entitled not to make the next payment; and

      (d) a declaration whether or not the Grantee has incurred, or is likely to incur, a total amount of Eligible Expenditure during the current financia1 year that is less than 90% or more than 110% of the amount in the Budget for that financial year.

2.    Subsequent Payment request reports must include:

      (a) the total of actual Eligible Expenditure incurred from the Commencement Date until the end of the last completed Quarter;

      (b) the total actual Eligible Expenditure incurred during the last completed Quarter;

      (c) an estimate of Eligible Expenditure expected to be incurred in the Quarter in which the payment request report is submitted;

      (d) a declaration by the Grantee that it is not aware of any reason the Commonwealth would be entitled not to make the next payment; and

      (e) a declaration whether or not the Grantee has incurred, or is likely to incur, a total amount of Eligible Expenditure during the current financial year that is less than 90% or more than 110% of the amount in the Budget for that financial year.

3.    Project Progress Reports must include:

      (a) textual commentary on progress to date, and progress against Performance Milestones;

      (b) a financial acquittal of expenditure of Grant payments for the last two completed Quarters; and

      (c) an estimate of Eligible Expenditure expected to be incurred in the Quarter in which the project progress request report is submitted;

      (d) a declaration by the Grantee that it is not aware of any reason the Commonwealth would be entitled not to make the next payment; and

      (e) a declaration whether or not the Grantee has incurred, or is likely to incur, a total amount of Eligible Expenditure during the current financial year that is less than 90% or more than 110% of the amount in the Budget for that financial year.


Biotechnology Innovation Fund Grant Deed                                 Page 21
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section

4.    The Final and Audited Financial Report must include:

      (a) a brief report on the project as a whole and progress made towards the Planned Outcomes (eg, milestones achieved, what progress was made towards Proof of Concept and what commercialisation avenues seem to exist at the end of the project);

      (b) an audited financial statement that acquits all expenditure of Grant payments.

Reports must conform with the requirements in the Project Reporting Guide supplied to the Grantee by the Commonwealth, as varied from time to time by the Commonwealth and notified to the Grantee.

Unless the Grantee is otherwise notified by the Commonwealth, the Grantee must give the Commonwealth post-project reports 1, 3 and 5 years after the Completion Date, in the format supplied by the Commonwealth at those times.

11    Notices (clause 15)

Notices must be addressed as follows:

11.1 if given to the Commonwealth, addressed and forwarded to the State Manager, AusIndustry Victoria, Department of Industry, Tourism and Resources for the attention of an AusIndustry Customer Service Manager at the following address:

Address: Level 9, 161 Collins Street, Melbourne 3000
Facsimile No: 03 9268 7599
Email address: aivic@industry.gov.au
or as otherwise notified in writing by an AusIndustry Customer Service Manager; and

11.2 if given by the Commonwealth, signed by a member of staff assisting the Industry Research and Development Board and forwarded to the Grantee at the following address:

Mr P Hains
Financial Controlled/Accountant
Prana Biotechnology Limited
PO Box 46
Armadale VIC 3135

or as otherwise notified in writing by the Grantee.

12    Special Conditions

Nil.


Biotechnology Innovation Fund Grant Deed                                 Page 22
Version Number 3: Release Date 25 October 2002
Author: Biotechnology Innovation Fund Program Section